UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2004

WILLAMETTE VALLEY VINEYARDS, INC.

 (Exact name of registrant as specified in charter)

Oregon                   0-21522             93-0981021
  (State or other juris-    (Commission           (IRS Employer
diction of incorporation)      Number)      Identification Number)


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8800 Enchanted Way, S.E.,
Turner, Oregon 97392
(503)-588-9463

 (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                  WILLAMETTE VALLEY VINEYARDS, INC.
                         INDEX TO FORM 8-K


Section 3 - Securities and trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On December 10, 2004, The Nasdaq Stock Market notified Willamette Valley Vineyards, Inc. (the "Company") that, as a result of the Company's filing of Form 10-QSB for the three and nine months ended September 30, 2004 on December 7, 2004, the Company was in compliance with the Nasdaq filing requirement and all other requirements for continued listing on the Nasdaq SmallCap Market. Accordingly, the Nasdaq Stock Market indicated that it considered all listing issues to be resolved and the Company's trading symbol was changed back to WVVI effective with the open of business today, December 14, 2004.


Section 4 - Matters related to Accountants and Financial Statements
Item 4.01 Changes in Registrant's Certifying Accountant

On December 8, 2004, Willamette Valley Vineyards, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. On that date, the Company's Audit Committee met to consider management's recommendation to dismiss PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2004. At that meeting, the Audit Committee unanimously agreed to dismiss PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm. During the Audit Committee meeting, a representative of PricewaterhouseCoopers LLP left a telephone message with the Company's chief financial officer and Audit Committee chair, in which PricewaterhouseCoopers
LLP resigned as the Company's Independent Registered Public Accounting Firm effective immediately. PricewaterhouseCoopers LLP later delivered, via facsimile, a letter confirming the cessation of the client-auditor relationship between the Company and PricewaterhouseCoopers LLP effective immediately.

Except as noted in the next sentence, the reports of PricewaterhouseCoopers LLP on the Company's financial statements for the years ended December 31, 2003 and 2002 contained neither an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. PricewaterhouseCoopers LLP's report on the Company's restated financial statements for the year ended December 31, 2003 included an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern as a result of the Company's line of credit expiring on January 3, 2005.

During the Company's years ended December 31, 2003 and 2002 and through December 8, 2004, there were no disagreements with PricewaterhouseCoopers LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused it to make reference thereto in their reports on the Company's financial statements for such years.

The Company has identified that a) it had incorrectly applied the federal small winery tax credit during 2001, 2002 and 2003, b) it had capitalized and subsequently amortized certain label and package design costs that should have been expensed in the period incurred, c) it had improperly classified the amortization of deferred gain from a sales-leaseback in other income in 2001, 2002 and the first three quarters of 2003 rather than as an offset to lease expense included in selling, general and administrative expenses, and d) it had improperly classified an expense in other expense in the second quarter of 2003 rather than in cost of goods sold. The accounting errors arose because a) deficiencies in the design of the internal control structure and competencies within the accounting and financial reporting function and b) supervisory review procedures related to the preparation of the financial statements, including the process used to initially classify transactions, to ensure that amounts are appropriately classified in accordance with generally accepted accounting principles and classified consistently between reporting periods. PricewaterhouseCoopers LLP has informed the Company that they believe the deficiency in the design of controls and oversight to ensure operating effectiveness of the controls in place to ensure consistent application of accounting principles generally accepted in the United States of America constitutes a material weakness, as defined by the Public Company Accounting Oversight Board ("PCAOB") in PCAOB Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.

Except as noted in the immediately preceding paragraph, during the years ended December 31, 2003 and 2002 and through December 8, 2004 there have been no reportable events (as defined in Item 304(a)(1)(iv)(B)(1) of Regulation S-B).

The Company has requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The letter, dated December 14, 2004, is attached as an exhibit to this Form 8-K.


(c) EXHIBITS

Exhibit 99 Press Release

Exhibit 99.77B



SIGNATURES


Pursuant to the requirements of the Security Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                 WILLAMETTE VALLEY VINEYARDS, INC.




Date: December 14, 2004        By /s/ James W. Bernau
                                      James W. Bernau
                                      President


Date: December 14, 2004        By /s/ Sean M. Cary
                                      Sean M. Cary
                                      Controller